Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

H & R BLOCK, INC.

(as amended through September 12, 2013)

OFFICES

1. OFFICES. The corporation shall maintain a registered office in the State of Missouri, and shall have a resident agent in charge thereof. The location of the registered office and name of the resident agent shall be designated in the Articles of Incorporation, or by resolution of the board of directors, on file in the appropriate offices of the State of Missouri. The corporation may maintain offices at such other places within or without the State of Missouri as the board of directors shall designate.

SEAL

2. SEAL. The corporation shall have a corporate seal inscribed with the name of the corporation and the words “Corporate Seal — Missouri”. The form of the seal may be altered at pleasure and shall be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise used.

SHAREHOLDERS’ MEETINGS

3. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the corporation in Missouri, except such meetings as the board of directors (to the extent permissible by law) expressly determines shall be held elsewhere, in which case such meetings may be held at such other place or places, within or without the State of Missouri, as the board of directors shall have determined.

4. ANNUAL MEETING.

(a) Date and Time. The annual meeting of shareholders shall be held on the first Wednesday in September of each year, if not a legal holiday, and if a legal holiday, then on the first business day following, at 9:00 a.m., or on such other date and at such time as the board of directors may specify, when directors shall be elected and such other business transacted as may be properly brought before the meeting.

(b) Advance Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting.

(i) To be properly brought before the annual meeting, business must be (1) brought pursuant to the corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the board of directors, or (3) by a shareholder of the corporation who (A) was a shareholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in this section 4(b) and Section 20, as applicable. In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations) (the “Exchange Act”) and included in the notice of meeting given by or at the direction of the board of directors, section 4(b)(i)(3) above and Section 20, as applicable, shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(ii) For business to be properly brought before an annual meeting by a shareholder pursuant to section 4(b)(i)(3) above, a shareholder’s notice must set forth all information required under this section 4(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the date on which the corporation held its annual meeting of shareholders the previous year. The requirements of this section 4(b) shall apply to any business or nominations to be brought before an annual meeting by a shareholder whether such business or nominations are to be included in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation.

(iii) To be in proper written form, a shareholder’s notice to the secretary of the corporation must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class or series and number of shares of the corporation that are held of record or are beneficially owned, directly or indirectly, by the shareholder or any Shareholder Associated Person and any Derivative Instruments (as defined below) held or beneficially owned, directly or indirectly, by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or a Shareholder Associated Person has a right to vote any shares of any security of the corporation, (6) any rights to dividends on the shares of the corporation beneficially owned by the shareholder or a Shareholder Associated Person that are separated or separable from the underlying shares of the corporation, (7) any performance-related fees (other than asset-based fees) to which the shareholder or a Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, (8) any material interest of the shareholder or a Shareholder Associated Person in such business, and (9) a statement whether such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the secretary of the corporation must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (1) through (7) above as of the record date for notice of the meeting. For purposes of this section 4, a “Shareholder Associated Person” of any shareholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (y) any beneficial owner of shares of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y). For purposes of this section 4, a “Derivative Instrument” shall mean any option, warrant, convertible security, share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of capital share of the corporation or otherwise.

(iv) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this section 4(b) and, if applicable, section 20. In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions prescribed by these bylaws, and, if the chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(v) Notwithstanding anything to the contrary in this section 4(b), (1) if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to propose such business, such business shall not be transacted (notwithstanding that proxies in respect of such vote may have been received by the corporation), and (2) a shareholder shall also comply with state law and the Exchange Act with respect to the matters set forth in this section 4(b). Nothing in this section 4(b) shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the corporation’s right to omit proposals from, the corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act or any successor provision. The provisions of this Section 4(b) shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act or any successor provision.

(c) Say on Pay Resolution. It shall be the practice of the corporation to present at the annual meeting of shareholders a resolution calling for an advisory vote on overall executive compensation programs, including the linkage of overall pay to performance.

5. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chairman of the board, by the chief executive officer or by the president, or at any time upon the written request of a majority of the board of directors, or upon the written request of the holders of not less than a majority of the stock of the corporation entitled to vote in an election of directors. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.

6. CONDUCT OF ANNUAL AND SPECIAL MEETINGS.

(a) The chairman of the board, or in his or her absence the chief executive officer or the president, shall preside as the chairman of the meeting at all meetings of the shareholders. The chairman of the meeting shall be vested with the power and authority to (i) maintain control of and conduct an orderly meeting, (ii) exclude any shareholder from the meeting for failing or refusing to comply with any of the procedural standards or rules or conduct or any reasonable request of the chairman, and (iii) appoint inspectors of elections, prescribing their duties, and administer any oath that may be required under Missouri law. The ruling of the presiding officer on any matter shall be final and exclusive.

(b) The presiding officer shall establish the order of business and such rules and procedures for conducting the meeting as in his or her sole and complete discretion he or she determines necessary, appropriate or convenient under the circumstances, including without limitation (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the presiding officer shall permit, (iv) restrictions on entry to the meeting after the time fixed for commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) regulation of the voting or balloting as applicable, including without limitation matters that are to be voted on by ballot, if any. Unless and to the extent determined by the board of directors or the presiding officer, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

7. NOTICES. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, date and time thereof and in case of a special meeting, the purpose or purposes thereof shall be delivered or mailed, including via electronic means, to each shareholder entitled to vote thereat, not less than ten nor more than seventy days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage prepaid thereon, addressed to the shareholder at his or her address as it appears on the books of the corporation.

8. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these bylaws, the Articles of Incorporation of the corporation, or of any law, a waiver thereof, if not expressly prohibited by law, in writing, or by other method of electronic transmission, signed by the person or persons entitled to such notice, shall be deemed the equivalent to the giving of such notice.

9. QUORUM AND VOTING STANDARDS.

(a) Except as otherwise may be provided by law, by the Articles of Incorporation of the corporation or by these bylaws, a majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall be required for and shall constitute a quorum at all meetings of the shareholders for the transaction of business; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be represented at the meeting for quorum purposes. If the proxy states how shares will be voted in the absence of instruction by the shareholder, such shares shall be deemed to be represented at the meeting for quorum purposes.

(b) If a quorum is not present at any meeting, the shareholders entitled to vote thereat, represented in person or by proxy, shall have power to successively adjourn the meeting to a specified date not longer than 90 days after such adjournment without notice other than announcement at the meeting, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

(c) In all matters (including the election of directors), every decision of a majority of shares entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by the Articles of Incorporation of the corporation or by these bylaws. Except as otherwise may be provided by law, by the Articles of Incorporation of the corporation or by these bylaws, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter. Shares represented by a proxy as to which voting instructions are not given as to a matter to be voted on shall not be deemed to be represented at the meeting for purposes of the vote as to such matter. A proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter.

10. PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting unless said instrument provides that it shall be valid for a longer period. A written proxy may be in the form of an electronic transmission, to the extent permitted by law.

11. VOTING.

(a) Each shareholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the corporation and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within seventy days preceding such election of directors.

(b) Shareholders shall have no right to vote cumulatively for the election of directors.

(c) A shareholder holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and a shareholder whose stock is pledged shall be entitled to vote unless, in the transfer by the pledgor on the books of the corporation, he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent said stock and vote thereon.

12. SHAREHOLDERS LISTS. A complete list of the shareholders entitled to vote at every election of directors, arranged in alphabetical order, with the address of and the number of voting shares held by each shareholder, shall be prepared by the officer having charge of the stock books of the corporation and for at least ten days prior to the date of the election shall be open at the place where the election is to be held, during the usual hours for business, to the examination of any shareholder and shall be produced and kept open at the place of the election during the whole time thereof to the inspection of any shareholder present. The original or duplicate stock ledger shall be the only evidence as to who are shareholders entitled to examine such lists, or the books of the corporation, or to vote in person or by proxy, at such election. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

13. RECORDS. The corporation shall maintain such books and records as shall be dictated by good business practice and by law. The books and records of the corporation may be kept at any one or more offices of the corporation within or without the State of Missouri, except that the original or duplicate stock ledger containing the names and addresses of the shareholders, and the number of shares held by them, shall be kept at the registered office of the corporation in Missouri. Every shareholder shall have a right to examine, in person, or by agent or attorney, at any reasonable time, upon presenting proper evidence showing a satisfactory reason and proper purpose, such books and records as the shareholder may have a right to inspect under applicable law, at the corporation’s principal place of business or registered office, and to make copies of or extracts from them.

DIRECTORS

14. NUMBER AND POWERS OF THE BOARD. The property and business of this corporation shall be managed by a board of directors, and the number of directors to constitute the board shall be not less than seven nor more than twelve, the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole board of directors.

Directors need not be shareholders. In addition to the powers and authorities by these bylaws expressly conferred upon the board of directors, the board may exercise all such powers of the corporation and do or cause to be done all such lawful acts and things as are not prohibited, or required to be exercised or done by the shareholders only.

15. INCUMBENCY OF DIRECTORS.

(a) Election and Term of Office.

(i) Directors shall be elected at each annual meeting of shareholders; provided, however, that the term of office of each director shall begin immediately after his or her election and each director shall hold office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability (as determined in the discretion of a majority of the members of the board of directors), or removal from office of a director. No decrease in the number of directors constituting the board of directors shall reduce the term of any incumbent director.

(ii) If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her irrevocable resignation to the board of directors, subject only to the condition that it is accepted by the board of directors. The governance and nominating committee will make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation, taking into account the governance and nominating committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The governance and nominating committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the governance and nominating committee or the decision of the board of directors with respect to his or her resignation.

(iii) If a director’s resignation is accepted by the board of directors pursuant to this section 15(a), or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy pursuant to the provisions of section 16 or may decrease the size of the board of directors pursuant to the provisions of section 14.

(b) Removal. Any director, or directors, or the entire board of directors of the corporation may be removed, with or without cause, at any time but only by the affirmative vote of the holders of at least a majority of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

(c) Qualification of Directors. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver to the secretary of the corporation at the principal executive offices of the corporation a written agreement (in the form provided by the secretary) that such person will abide by the requirements of section 15(a)(ii) and any other director resignation policies adopted by the board of directors.

16. VACANCIES. Any newly created directorship resulting from an increase in the number of directors, and any vacancy occurring on the board of directors through death, resignation, retirement, disqualification, disability or removal, may be filled only by the vote of a majority of the surviving or remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until the election and qualification of his or her successor.

17. MEETINGS OF THE NEWLY ELECTED BOARD OF DIRECTORS — NOTICE. The first meeting of each newly elected board, which shall be deemed the annual meeting of the board, shall be held on the same day as the annual meeting of shareholders, or as soon thereafter as practicable, at such time and place, either within or without the State of Missouri, as shall be designated by the president. No notice of such meeting shall be necessary to the continuing or newly elected directors in order legally to constitute the meeting, provided that a majority of the whole board shall be present; or the members of the board may meet at such place and time as shall be fixed by the consent in writing (including via electronic transmission) of all of the directors. Members of the board of directors may participate in any meeting of the board of directors by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

18. NOTICE.

(a) Regular Meetings. Regular meetings of the board of directors may be held without notice at such place or places, within or without the State of Missouri, and at such time or times, as the board of directors may from time to time determine. Any business may be transacted at a regular meeting.

(b) Special Meetings. Special meetings of the board of directors may be called by the chairman, the chief executive officer, the president or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or by other method of electronic transmission on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The place may be within or without the State of Missouri as designated in the notice. The “call” and the “notice” of any such meeting shall be deemed synonymous.

19. QUORUM. At all meetings of the board of directors a majority of the whole board shall, unless a greater number as to any particular matter is required by statute, by the Articles of Incorporation or by these bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. Less than a quorum may adjourn the meeting successively until a quorum is present, and no notice of adjournment shall be required.

The foregoing provisions relating to a quorum for the transaction of business shall not be affected by the fact that one or more of the directors have or may have interests in any matter to come before a meeting of the board, which interests are or might be adverse to the interests of this corporation. Any such interested director or directors who attend the meeting shall at all times be considered as present for the purpose of determining whether or not a quorum exists.

20. NOMINATIONS FOR ELECTION AS DIRECTORS.

(a) Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this section 20 shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the board of directors shall be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by a shareholder of the corporation who (1) was a shareholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (2) has complied with the notice procedures set forth in this section 20. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the board of directors at an annual meeting. In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(b) To comply with clause (ii) of section 20(a) above, a nomination to be made by a shareholder must set forth all information required under this section 20 and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with section 4(b).

(c) To be in proper written form, such shareholder’s notice to the secretary must set forth:

(i) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class or series and number of shares of the corporation that are held of record or are beneficially owned, directly or indirectly, by the nominee and any Derivative Instruments held or beneficially held of record or are beneficially owned, directly or indirectly, by the nominee; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote any shares of any security of the corporation; (6) any rights to dividends on the shares of the corporation beneficially owned by the nominee that are separated or separable from the underlying shares of the corporation; (7) any performance-related fees (other than asset-based fees) that the nominee is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice; (8) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (9) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Missouri law with respect to the corporation and its shareholders and giving consent to be named in the proxy statement and to serving as a director if elected or re-elected, as the case may be; (10) a fully completed director’s questionnaire on the form supplied by the corporation, executed by the nominee; (11) a written representation and agreement (in the form provided by the secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the corporation; (12) the written agreement of the nominee required by section 15(c); and (13) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and

(ii) as to such shareholder giving notice, (1) the information required to be provided pursuant to clauses (2) through (7) of section 4(b)(iii) above, and to supplement such notice not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) through (7) of section 4(b)(iii) above as of the record date for notice of the meeting (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (2) a statement whether such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) of this section 20(c)(ii), a “Nominee Solicitation Statement”).

(d) At the request of the board of directors, any person nominated by a shareholder for election or re-election as a director must furnish to the secretary of the corporation (i) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was first given, (ii) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable laws, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the corporation, and (iii) such information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this section 20.

(e) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this section 20. In addition, a nominee shall not be eligible (i) for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or (ii) for election if such nominee was nominated by a shareholder of the corporation for the preceding annual meeting of shareholders and withdrew from or became ineligible or unavailable for election at the meeting or received at such meeting votes in favor of his or her election representing less than 20 percent of the total votes cast for or withheld from his or her election.

(f) The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairman should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

21. DIRECTORS’ ACTION WITHOUT MEETING. If all the directors severally or collectively consent in writing, or by electronic transmission, to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the board of directors.

22. WAIVER. Any notice provided or required to be given to the directors may be waived in writing (including via electronic transmission) by any of them, whether before, at, or after the time stated therein. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where he attends for the express purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened.

23. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND CONTRIBUTION.

(a) Scope of Indemnification. The corporation shall indemnify each director, and each officer appointed by the board of directors in calendar year 2012 or thereafter, and may indemnify other persons (each, a “Covered Person”) of the corporation who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that the person is or was (i) a director or officer of the corporation or (ii) serving at the request of the corporation, as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the Missouri General and Business Corporation Law and any other applicable law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in section 23(b) with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the board of directors. Any right to indemnification hereunder shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that any payment of such expenses incurred by a Covered Person in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced unless it should be determined ultimately that such Covered Person is entitled to be indemnified under this section or otherwise.

(b) Payment, Determination and Enforcement. Any indemnification or advancement of expenses required under this section shall be made promptly. If a determination by the corporation that a Covered Person is entitled to indemnification is required, and the corporation fails to make such determination within ninety days after final determination of an action, suit or proceeding, the corporation shall be deemed to have approved such request. If with respect to Covered Person indemnification the corporation denies indemnification or a written request for advancement of expenses, in whole or in part, or if payment in full pursuant to such determination or request is not made within thirty days, the right to indemnification and advancement of expenses as granted by this section shall be enforceable by the Covered Person in any court of competent jurisdiction. Such Covered Person’s costs and expenses incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this section where the required undertaking has been received by the corporation) that the claimant has not met the applicable standard of conduct set forth in Sections 351.355.1 or 351.355.2 of the Missouri General and Business Corporation Law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the board of directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the person has met the applicable standard of conduct set forth in the Missouri General and Business Corporation Law, nor the fact that there has been an actual determination by the corporation (including the board of directors, independent legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Nonexclusivity, Duration and Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled either under the Articles of Incorporation or any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Covered Person. Any repeal or modification of the provisions of this section 23 shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a Covered Person with respect to any threatened, pending or completed action, suit or proceeding in which the alleged cause of action accrued at any time prior to such repeal or modification. Upon approval of a majority of a quorum of disinterested directors, the corporation may enter into indemnification agreements with officers and directors of the corporation, or extend indemnification to officers, employees or agents of the corporation, in addition to what may be required under the corporation’s bylaws, upon such terms and conditions as may be deemed appropriate.

(d) Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust, employment benefit plan or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section, the Missouri General and Business Corporation Law or otherwise.

(e) Severability. If this section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Covered Person of the corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including (without limitation) a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent authorized or permitted by any applicable portion of this section that shall not have been invalidated by the Missouri General and Business Corporation Law or by any other applicable law.

(f) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable in whole or part to a Covered Person, the corporation shall contribute to the payment of the Covered Person’s losses that would have been so indemnified in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other Covered Persons of the corporation pursuant to indemnification agreements or otherwise. In the absence of personal enrichment of the Covered Person, or acts of intentional fraud or dishonest or criminal conduct on the part of the Covered Person, it would not be just and equitable for the Covered Person to contribute to the payment of losses arising out of an action, suit or proceeding in an amount greater than: (i) in a case where the Covered Person is a director of the corporation or any of its subsidiaries but not an officer of either, the amount of fees paid to the Covered Person for serving as a director during the 12 months preceding the commencement of such action, suit or proceeding, (ii) in a case where the

Covered Person is a director of the corporation or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus five percent of the aggregate cash compensation paid to the Covered Person for serving as such officer(s) during the 12 months preceding the commencement of such action, suit or proceeding, or (iii) in a case where the Covered Person is only an officer of the corporation or any of its subsidiaries, five percent of the aggregate cash consideration paid to the Covered Person for serving as such officer(s) during the 12 months preceding the commencement of such action, suit or proceeding. The corporation shall contribute to the payment of losses covered hereby to the extent not payable by the Covered Person pursuant to the contribution provisions set forth in the preceding sentence.

24. INTERESTS OF DIRECTORS. In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members or with any other corporation, limited liability company, partnership, association, or other similar form of business entity of which one or more of its directors are members, shareholders, partners, directors or officers, such transaction or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation; provided that such contract or transaction is entered into in good faith and authorized or ratified on behalf of this corporation by the board of directors or by a person or persons (other than the contracting person) having authority to do so, and if the directors or other person or persons so authorizing or ratifying shall then be aware of the interest of such contracting person. In any case in which any transaction described in this section 24 is under consideration by the board of directors, the board may, upon the affirmative vote of a majority of the whole board, exclude from its presence while its deliberations with respect to such transaction are in progress any director deemed by such majority to have an interest in such transaction.

25. COMMITTEES.

(a) Executive Committee. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation.

(b) Audit Committee. The corporation shall maintain an audit committee consisting of at least three directors. No member of the audit committee shall be an employee of the corporation, and each member of the audit committee shall be independent pursuant to standards promulgated by the Securities Exchange Commission and the New York Stock Exchange. The audit committee shall be responsible for assisting the board of directors regarding (i) the integrity of the corporation’s financial statements, (ii) the corporation’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the corporation’s internal audit function and independent auditor. The audit committee shall have sole responsibility for appointing, retaining, discharging or replacing the corporation’s independent auditor and, following completion of the independent auditor’s examination of the corporation’s consolidated financial statements, review with the independent auditor and corporation management, such matters in connection with the audit as deemed necessary and desirable by the audit committee. The audit committee shall have such additional duties, responsibilities, functions and powers as may be delegated to it by the board of directors of the corporation. The audit committee shall be empowered to retain, at the expense of the corporation, independent expert(s) if it deems this to be necessary.

(c) Other Committees. The board of directors may also, by resolution or resolutions passed by a majority of the whole board, designate other committees, with such persons, powers and duties as it deems appropriate and as are not inconsistent with law.

(d) Rules, Records, Reports and Charters. The committees may make and adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the statutes of the State of Missouri, the Articles of Incorporation and the bylaws. Each committee that the board of directors is required to maintain pursuant to these bylaws or applicable laws, regulations, or stock exchange rules shall adopt a charter, to be approved by the board of directors and reviewed annually. In addition to the authority, duties and obligations expressly set forth in these bylaws, the committees shall have such authority, duties and obligations as shall be set forth in their respective charters, as approved by the board of directors, or otherwise delegated to them by the board of directors.

(e) Proceedings. The provisions of these bylaws with respect to meetings of the board of directors shall apply to meetings of the committees, mutatis mutandis.

(f) Vacancies. Any vacancy in a committee shall be filled by another director appointed by a majority of the board of directors.

26. COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS. By resolution duly adopted by a majority of the board of directors, directors and members shall be entitled to receive reasonable annual compensation for services rendered to the corporation as such, and a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

27. OFFICERS.

(a) Appointed Officers. The board of directors shall annually appoint the following officers of the corporation: a chairman of the board, president or chief executive officer, a secretary, and a treasurer. In addition, if the board desires, it may appoint a vice chairman, one or more vice presidents, assistant secretaries and/or assistant treasurers. The chairman of the board, the vice chairman of the board and the chief executive officer shall be vested with such powers, duties, and authority as the board of directors may from time to time determine and as may be set forth in these bylaws.

(b) Any two or more of such offices may be held by the same person, except the offices of chairman of the board and vice chairman of the board, chairman of the board and chief executive officer, chairman of the board and president, president and vice president, and president and secretary. Furthermore, the chairman of the board shall be independent pursuant to standards promulgated by the Securities Exchange Commission and the New York Stock Exchange and shall not have served previously as an executive officer of the corporation.

(c) An appointed officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been appointed and furnishes any bond required by the board; but the board may also require such person to provide his or her written acceptance and promise faithfully to discharge the duties of such office.

(d) Term of Office. Each appointed officer of the corporation shall hold his or her office at the pleasure of the board and until his or her successor shall have been duly appointed and qualified, or until he or she dies, resigns or is removed by the board, whichever first occurs.

28. REMOVAL. Any officer or agent appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without a prejudice to the contract rights, if any, of the person so removed.

29. THE CHAIRMAN OF THE BOARD, THE VICE CHAIRMAN OF THE BOARD, THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT.

(a) The president may be appointed by the board of directors to be the chief executive officer of the corporation, or the board of directors may appoint a chief executive officer who is not the president, and the chief executive officer shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the board. The chairman of the board, the vice chairman of the board, the chief executive officer and the president shall be vested with such powers, duties, and authority as the board of directors may from time to time determine and as may be set forth in these bylaws. Except as otherwise provided for in these bylaws, the chairman of the board, or in his or her absence, the chief executive officer or president, shall preside at all meetings of the shareholders of the corporation and at all meetings of the board of directors.

(b) The chairman of the board, vice chairman of the board, the chief executive officer or president may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation, except that if by law such instruments are required to be executed only by the president, he or she shall execute them.

(c) The chairman of the board, vice chairman of the board, chief executive officer or president, when authorized so to do by the board, may execute powers of attorney from, for, and in the name of the corporation, to such proper person or persons as he or she may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him or her necessary or advisable in furtherance of the interests of the corporation.

(d) The chairman of the board, vice chairman of the board, chief executive officer or president, except as may be otherwise directed by the board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or she shall deem to be for the interests of the corporation or as may be directed by the board.

(e) The chairman of the board, vice chairman of the board, chief executive officer or president shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

30. VICE PRESIDENTS. The vice presidents in the order of their seniority shall, in the absence, disability or inability to act of the chairman of the board, the vice chairman of the board, the chief executive officer and the president, perform the duties and exercise the powers of the chairman of the board, the vice chairman of the board, the chief executive officer and the president, and shall perform such other duties as the board of directors shall from time to time prescribe.

31. THE SECRETARY AND ASSISTANT SECRETARIES.

(a) The secretary shall, as requested by the board, attend all sessions of the board and except as otherwise provided for in these bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He or she shall perform like duties for the executive and other standing committees when requested by the board or such committee to do so.

(b) The secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these bylaws.

(c) The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or home office of the corporation in Missouri, or elsewhere, are so maintained.

(d) The secretary shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he or she shall attest the same by his or her signature.

(e) The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors, the chairman of the board, chief executive officer or the president, under whose direct supervision he or she shall be.

(f) The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(g) The assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board may from time to time prescribe.

32. THE TREASURER AND ASSISTANT TREASURERS.

(a) The treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b) The treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officers of the corporation and the directors whenever they may require it, an account of all transactions as treasurer and of those under his or her jurisdiction, and of the financial condition of the corporation.

(c) The treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

(d) The treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation.

(e) The assistant treasurers, in the order of their seniority, shall, in the absence, disability or inability to act of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall from time to time prescribe.

33. DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

SHARES OF STOCK

34. CERTIFICATES OF STOCK. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered into the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued; provided that the corporation may, at its option, issue shares of stock which shall be uncertificated shares and not evidenced by certificates. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the president or a vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signatures of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue. Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership. Upon the request of any holder of uncertificated shares, the corporation shall also furnish such information as is required under Missouri law.

35. TRANSFERS OF SHARES, TRANSFER AGENT, REGISTRAR. Transfers of shares of stock shall be made on the books of the corporation only by the person named in the stock certificate or by his or her attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record books and other transfer records shall be in the possession of the secretary or of a transfer agent or clerk of the corporation. The corporation may from time to time appoint a transfer agent and if desired a registrar, under such arrangements and upon such terms and conditions as the corporation deems advisable; but until and unless the corporation appoints some other person, firm, or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board of directors and the secretary shall perform all of the duties thereof.

36. LOST CERTIFICATE. In the case of the loss or destruction of any outstanding certificate for shares of stock of the corporation, the corporation may issue a duplicate certificate (plainly marked “duplicate”), in its place, provided the registered owner thereof or his legal representatives furnish due proof of loss thereof by affidavit, and (if required by the board of directors, in its discretion) furnish a bond in such amount and form and with such surety as may be prescribed by the board. In addition, the board of directors may make any other requirements which it deems advisable.

37. CLOSING OF TRANSFER BOOKS. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding seventy days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or any effective date or change or conversion or exchange of capital stock; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding seventy days preceding the effective date of any of the above enumerated transactions, as a record date; and in either case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to receive notice of any such transaction or to participate in any such transactions notwithstanding any transfer of any share on the books of the corporation after the date of closing the transfer books or such record date so fixed.

GENERAL

38. DIVIDENDS. Dividends upon the shares of stock of the corporation, subject to any applicable provisions of the Articles of Incorporation and of any applicable laws or statutes, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock and to the extent and in the manner provided by law.

39. CREATION OF RESERVES. Before the payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing, or maintaining any property of the corporation, or for such other purposes as the board of directors shall think conducive to the interests of the corporation, and the board of directors may abolish any such reserve in the manner in which it was created.

40. FIXING OF CAPITAL, TRANSFERS OF SURPLUS. Except as may be specifically otherwise provided in the Articles of Incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

(a) The determination of what part of the consideration received for shares of the corporation shall be capital;

(b) Increasing or reducing capital;

(c) Transferring surplus to capital or capital to surplus;

(d) Allocating capital to shares of a particular class of stock;

(e) The consideration to be received by the corporation for its shares; and

(f) All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

41. CHECKS, NOTES AND MORTGAGES. All checks, drafts, or other instruments for the payment, disbursement, or transfer of monies or funds of the corporation may be signed in its behalf by the treasurer of the corporation, unless otherwise provided by the board of directors. All notes of the corporation and any mortgages or other forms of security given to secure the payment of the same may be signed by the president who may cause to be affixed the corporate seal attested by the secretary or assistant secretary. The board of directors by resolution adopted by a majority of the whole board from time to time may authorize any officer or officers or other responsible person or persons to execute any of the foregoing instruments for and in behalf of the corporation.

42. FISCAL YEAR. The board of directors may fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, the fiscal year shall end each year on the same date which the officers of the corporation elect for the close of its first fiscal period.

43. TRANSACTIONS WITH RELATED PERSONS. The affirmative vote of at least a majority of the outstanding shares of the corporation entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present, unless a greater approval requirement is required by law, shall be required for the approval or authorization of any business transaction with a related person as set forth in the Articles of Incorporation in the manner provided therein.

44. DIRECTOR’S DUTIES; CONSIDERATION OF TENDER OFFERS. The board of directors shall have broad discretion and authority in considering and evaluating tender offers for the stock of this corporation. Directors shall not be liable for breach of their fiduciary duty to the shareholders merely because the board votes to accept an offer that is not the highest price per share, provided, that the directors act in good faith in considering collateral nonprice factors and the impact on constituencies other than the shareholders (i.e., effect on employees, corporate existence, corporate creditors, the community, etc.) and do not act in willful disregard of their duties to the shareholders or with a purpose, direct or indirect, to perpetuate themselves in office as directors of the corporation.

45. AMENDMENT OF BYLAWS.

(a) By Directors. The board of directors may make, alter, amend, change, add to or repeal these bylaws, or any provision thereof, at any time.

(b) By Shareholders. These bylaws may be amended, modified, altered, or repealed by the shareholders, in whole or in part, only at the annual meeting of shareholders or at the special meeting of shareholders called for such purpose, only upon the affirmative vote of the holders of at least a majority of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors and represented in person or by proxy at a meeting at which a quorum is present.

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